                                                                    EXHIBIT 10.2

                     COMMERCIAL LEASE


BETWEEN THE UNDERSIGNED:
-----------------------

- The company named "FONCIERE CHAPTAL," a corporation with capital of 73,932,000 FF, with head office in LEVALLOIS-PERRET (Hauts-de-Seine), 1, Square Chaptal, registered in the Commercial and Company Registry of Nanterre under number 8 612 187 433 (91803747).

Represented by Mr. Yves JACQUET, in his capacity of president of the board of directors of said company.

Hereinafter the Lessor


PARTY OF THE FIRST PART
-----------------------

AND
---

- "BUSINESS OBJECTS", a corporation with capital of 16,126,788 FF, with head office in PUTEAUX (Hauts-de-Seine), Tour Chantecoq, 5, rue Chantecoq, is registered in the Commercial and Company Registry of Nanterre under number 8 379 821 994 (90805036).

Represented by Mr. Bernard Henri Dominique LIAUTAUD, in his capacity of president of the board of directors of said company.

Hereinafter the Lessee.


PARTY OF THE OTHER PART
-----------------------

THE FOLLOWING IS AGREED:
------------------------

The Lessor hereby leases for commercial purposes to the Lessee, which accepts, the premises as defined in the special conditions below.

The present lease is governed by decree No. 53-960 of September 30, 1953, and the texts by which this decree was modified and supplemented, as well as the general conditions (Title I) and special conditions (Title II) below.

TITLE I  - GENERAL CONDITIONS

TERM
----

This lease is executed for a term for 9 years, full and consecutive, of which 6 years are mandatory, starting July 1, 1996.

The Lessee shall be entitled to terminate this lease at the end of the second 3-year period, provided that it gives notice to the Lessor 6 months in advance by bailiff's writ.

The Lessee may, under the same conditions of notification, terminate the lease after a period of 5 years, but in this case, the Lessee must pay to the Lessor a compensation equal to 6 months rent, not including taxes and charges. The payment of this compensation must be made to the Lessor at the same time as the restitution of the keys, without which the notice of termination shall be considered null and void, and the lease shall continue in all its clauses, charges, and conditions.


RENT AND INCIDENTAL CHARGES
---------------------------

This lease is executed in consideration of an annual rent, not including taxes, specified in the special conditions.

This rent is payable in advance, according to the methods determined in the special conditions.

This rent is understood not to include value added tax (VAT): consequently, the Lessee agrees to pay to the Lessor, in addition to said rent, the amount of the VAT or any other new, additional or substituted tax, at the current legal rate, on the day that each rent payment is due.

In addition, at the same time as the rent, a deposit for charges must be paid which shall be settled annually.

Failure to pay on the due date one rent and incidental amounts (charges, additional guaranteed deposits . . .) shall cause by rights and without prior notice interest calculated at a monetary market rate day after day, published by Bank de France, plus two points, whereby each portion of a month shall be owed as a full month; such interest may be considered as an incidental charge to the rent and shall be subject to value added tax.

The amount of the rent shall also be increased by rights and without formalities by any legal costs and non-recoverable fees, whereby all additional fees and taxes shall be borne by the Lessee, which pledges to pay them.

INDEXATION
----------

By common agreement, the parties establish that the rent shall be indexed and shall vary automatically by rights and without notification or prior warning.

This indexation shall occur each year on the anniversary of the effective date of the lease, or on the date of availability, if it occurs later, depending on the variation of the construction cost index published quarterly by INSEE [National Institute of Statistics and Economic Studies]. This index is acknowledged by the parties as being directly related to the subject of the present agreement.

The definition of the base index is established on the signing day of the lease; its characteristics are indicated in the special conditions.

The revision index shall be the last index published on the anniversary date of the lease.

The first indexation shall occur on the date indicated in the special conditions.

It is also specified that this rent indexation clause constitutes an essential and decisive reason for the execution of this lease, without which the Lessor would not have contracted.

Consequently, the partial or total non-compliance with this clause shall justify filing of an action for annulment of this lease by the Lessor.

SECURITY DEPOSIT (see special conditions)
----------------

On the signing day hereof, the Lessee shall deliver to the Lessor, as security deposit, a bond issued by Banque Paribas, corresponding to six months' rent, not including taxes and charges, as specified in the special conditions below, which the Lessee expressly accepts.

On the other hand, such deposits shall be increased or reduced whenever the terms of the rent are modified as a result of the application of the indexation clause.

This deposit shall be refunded when the tenant leaves. It may be executed for payment or all amounts liable to be owed for rent, charges, reimbursable tax, repairs or any other reasons liable to be covered by the security deposit.

It is specified that this bond shall be both to the benefit of SNC FONCIERE CHAPTAL LEVALLOIS, and its assigns or beneficiaries which shall have the capacity of LESSOR.

STATEMENT ON THE CONDITION OF THE PREMISES
------------------------------------------

A statement on the condition of the premises shall be drawn up in the presence of both parties whenever the premises are made available and when the keys are returned, or, in the absence of agreement, by court bailiff, at the initiative of the most diligent party, at the expense of the tenant.

In the absence of statement on the condition of the premises, the presumption established in Article 1731 of the Civil Code may be invoked by the Lessor.


CHARGES AND CONDITIONS
----------------------

This lease is executed with the regular and legal charges and conditions, and especially those listed below, which the Lessee pledges to execute exactly, and without right to request any compensation or reduction of the established rent, and under penalty of paying all expenses and even under penalty of cancellation hereof, if the Lessor so wishes.

The Lessee makes the following commitments:

1 - MAINTENANCE AND REPAIRS
    -----------------------

     To accept the leased premises as is, without demanding any repair when taking possession, nor during the entire term of the lease, and to ensure, independently of these, all the necessary repairs to said premises during the term of the lease, with the exception of those provided for in Article 606 of the Civil Code.

     To maintain the leased premises in a consistent manner and to return them at the end on the possession in a good state of maintenance and repair.

     If such works are not done, the Lessor may act as a substitute for the Lessee and have them done by a company of its choice, at the exclusive cost of the Lessee.

     To allow or allow to be done, without the right to any compensation or decrease in rent, the work of any nature, particularly of major maintenance, or improvement, that the Lessor does in the building, even if the duration thereof exceeds 40 days, but does not exceed 90 days without the express agreement of the Lessee.

     The same terms apply whenever the disruption is caused by the law or other administrative authority.

     To notify the Lessor, without delay and in writing, under penalty of personal responsibility, of any damage to the property and of all wear and tear and deterioration occurring in the leased premises which require repairs that are the responsibility of the Lessor.

     To make no modification, change any distribution or any improvement whatsoever, no construction of any type, without the prior express and written consent of the Lessor, and without obtaining unless the necessary administrative authorizations and the appropriate insurance.

These works shall be executed entirely at the expense of the Lessee under the supervision of the Architect of the Lessor whose fees shall be the responsibility of the Lessee.


     All the amenities, fixtures, and improvements that the Lessee adds to the premises are to the benefit of the Lessor, without compensation at the end of the lease.


2 - AUTHORIZED ACTIVITIES
    ---------------------

To use the premises designated above for the exclusive use, determined under the special conditions, to the exclusion of all industrial or craftsman production or residential occupancy; the Lessee shall take upon itself all administrative or other necessary authorizations without which would hinder the application of the present contract, and shall be responsible for all charges, taxes and royalties, present or future, which shall result from this activity, should such activity be subject thereto.

3 - USAGE OF THE PREMISES
    ---------------------

Not to cause any violation or any complaint or claim from any person whatsoever and particularly from the other tenants or neighbors; the Lessee shall, consequently, take upon itself all grievances lodged with the Lessor about it, so as the Lessor shall never be troubled and shall be held harmless of all consequences that may result.

The Lessee shall refrain, in particular, from:

- Bringing onto the leased premises flammable, explosives, or any other materials posing a danger to the safety of the building;

- Keeping in the leased premises any noisy, dangerous or disagreeable equipment;

- Any excessive load on the floor greater than those specified in the special conditions;

- Placing anything or allow anything to stay in the common areas of the building which must always remain free to access or passage.

In case of the use of instruments or equipment that can produce electronic parasitic signals or other annoyances for the neighbors with regard to radio and television reception, etc. the Lessee must immediately provide a remedy so that the Lessor is not disturbed in this regard.

4 - FURNISHINGS
    -----------

To keep the premises constantly furnished with furniture, property, to be able to cover, at all times, for the primary rent and its incidentals as well as the entire execution of charges and conditions of the lease and to constantly keep the premises in active commercial operation.

5 - ASSIGNMENT
    ----------

To not assign its right to the present lease. Nevertheless, it may freely assign its rights to this lease to the buyer of its goodwill or company, with the obligation of informing the Lessor in advance.

Any assignment must take place by notarized document or private instrument, with the participation of the Lessor. The assignees must be jointly obligated with the Lessee for payment of rent and implementation of the conditions of the lease during the remaining term of the present lease. As for the Lessee, it remains jointly liable with its successor for the payment of rent and the implementation of the conditions of the lease.

An executed copy of the act of assignment or a recorded original must be submitted to the Lessor, at no charge to the Lessor, whereby the Lessee is required to follow the provisions of Article 1690 of the Civil Code.

In addition, all those who shall become subsequently assignees of the lease shall be liable with regard to the Lessor, jointly and severally among them and with the Lessee, for the payment of rent and the implementation of the conditions of the lease during the term of the lease even when they no longer occupy the premises and even when they have assigned their rights.

6 - SUBLEASING (see Special conditions)
    ----------

7 - TENANTS CHARGES
    ---------------

To pay directly or to reimburse the Lessor for all charges relating to the leased premises, whereby the Lessor is responsible only for major repairs defined in Article 606 of the Civil Code.

If the premises leased by the Lessee are only a portion of the building, the portion of the applicable charges are specified in "Special conditions."


The payment of charges shall occur at the same time as the rent and the adjustment shall be made each year on the date determined in the special conditions.


8 - LEVIES AND TAXES
    ----------------

To pay its personal taxes, personal property taxes, professional taxes, renters taxes, and other taxes of any kind concerning in particular or relating to its business or to its activity to which the renters are or may be subject; to pay the tax for garbage removal, the tax for street sweeping, all new contributions, municipal or other taxes and increases in taxes affecting the building, of any kind and for any reason, and to reimburse the Lessor at his request for his portion of the sums advanced by it for this purpose. It shall reimburse the Lessor for half the property tax and annual office taxes in Ile de France [Parisian region], under the conditions determined in the "Tenants charges" section of the special conditions.

The Lessee must provide proof of the payment of all levies and taxes, and any other taxes payable by it under this lease and for its activity, eight days before its departure from the leased premises for any reason whatsoever.

9 - INSURANCE
    ---------

     - To be insured, starting when the keys are received even if this occurs before July 1, 1996, with a Company known to be solvent, the personal and real property, and merchandise of its profession against FIRE, EXPLOSIONS, and ASSOCIATED RISKS, as well as WATER DAMAGE, BURGLARY (including building deteriorations due to theft or attempted theft), BROKEN GLASS and CLAIMS BY NEIGHBORS AND THIRD PARTIES.

     The Lessee must maintain and renew its insurance during the entire term of the lease, and pay regularly the premiums and dues, and to prove to the Lessor, at the first request of the latter, and for the first time in the month following the execution hereof.

     Every year, during the reevaluation of the rent, it must provide new proof of insurance. Any failure to insure the leased premises shall cause the termination of the lease by rights.

     The Lessee must install portable fire extinguishers or maintain them in good condition, in accordance with the regulations of the plenary assembly of Fire Insurance Companies.

     The Lessee must also have a "civil liability" policy guaranteeing the monetary consequences of said liability that it may incur due to personal, material and intangible caused to third parties.

     If the activity exercised by the Lessee results in additional insurance premiums, either for the owner or for the neighbors or other renters, the Lessee must reimburse the amount of the additional insurance premiums to all the interested parties.

     The Lessee and the Lessor reciprocally waives all remedies and actions whatsoever as a result of the total or partial destruction of any property, furniture, any valuables whatsoever and merchandise either because of their deterioration, or because of deprivation or disturbance of the enjoyment of the premises, and even in the case of total or partial loss of goodwill including the intangible element associated with said goodwill.

     In addition, if the leased premises are destroyed, either partially or totally, by an event, whether or not the Lessor is responsible for it, the Lessee may not, by express agreement, claim any compensation other than that given to the Lessor by its insurance company for the damage caused to the Lessee.

     - To reimburse the Lessor all the insurance premiums contracted in accordance with the usage by the Lessor, particularly insurance covering the building for its replacement value against fire and explosion, with waiver of all claims in case of loss against the Lessee.

10 - VISITATION RIGHTS
     -----------------

     - To allow the Lessor, its representative or its architect and all other service providers and workers to enter the leased premises and to visit to ascertain their condition, whenever it seems useful, provided it notifies the Lessee, by any means whatsoever, 24 hours in advance, except in case of force majeure. The Lessee must also allow any necessary work to be done and to allow workers to enter who shall be carrying out work judged to be necessary by the owner or the neighboring owners.

  - To allow to visit the premises:

     - By the Lessor or potential renters in the case of termination of the lease, during a period of 6 months prior to the effective departure date of the Lessee, provided the Lessee is notified by any means 24 hours in advance.

     - By the Lessor or potential buyers in the case of sale, as of the date the leased premises are put up for sale, provided the Lessee is notified by any means 24 hours in advance.

     - To allow the placement of signs or posters to be affixed to such places acceptable to the Lessor and the Lessee during the same period.


11 - MISCELLANEOUS OBLIGATIONS
     -------------------------

  - To not invoke the responsibility of the Lessor in the following cases:

     - In case of theft, burglary or other criminal event, actions and acts of employees assigned to the building, even those resulting from severe fault and in general, disturbances resulting from the actions of third parties or other occupants in the leased premises or appurtenances of the building;

     - In case of interruption in the service of the installations of the building;

     - In case of accident occurring due to the installation of said services in the leased premises;

     - In the case that the leased premises are flooded or inundated by rain or other water, water leaks, water entering through pipes or glass panes, etc.

The Lessee must take upon itself the above cases and, in general, all other acts of God foreseen or otherwise, with reservation of its rights against the applicable persons, except for the Lessor.

For more security, the Lessee must have all the necessary insurance so that the Lessor is fully relieved of all responsibility.

     - To contract directly with distributing companies with regard to telephone usage (and electricity, if it is the only lessee);

     - To not claim any reduction of rent or any compensation in case of temporary interruption or reduction in utilities such as water, electricity, telephone, heating, etc.

     - To notify by registered letter to the Lessor, in case of modification of bylaws of the lesee company (conversion, name change, or business name change, change in location of the head office, change of management) and in the month of the modification, the change that occurred, under penalty of termination of the present lease, if the Lessor so chooses.

SALE OF THE PREMISES BY THE LESSOR
----------------------------------

The lessor may freely sell all or part of the building where the premises hereunder are located.

The Lessor pledges to cause the buyer or buyers to take over its obligations toward the Lessee, so that the buyers are substituted in the Lessor's obligations towards the Lessee.


CANCELLATION CLAUSE
-------------------

When a payment is not made by its exact due date for a term or a fraction of a term of rent and/or for any of its incidentals or if the Lessee fails to take insurance, and one month after a simple request for payment or a notice to pay remain all or in part without effect during this period, and containing the declaration by the Lessor of its intention to invoke this clause, even in the case of payment or deposit of the amounts after the expiration of the lease.

If Lessee fails to comply with any of the conditions hereof, this lease shall be terminated by rights and without formalities if the Lessor so chooses, eight days after the notice to pay by registered letter with return receipt requested which remains all or partially without effect during this term and containing the declaration of the Lessor of its intention invoke this clause, even in the case of execution after the expiration of said period.

If the Lessee refuses to vacate the premises, it shall suffice, to force to it to do so immediately, to obtain a simple order by referral issued by the competent court, executory by deposit and without bond, in spite of opposition or appeal.

In this case, and regardless of the cause of the termination, the security deposit shall be kept by the Lessor, as first damages, without prejudice to any other rights.


EXPENSES
--------

All expenses, dues, taxes and professional fees of the present lease, as well as those resulting from it, shall be borne and paid by the Lessee, which expressly pledges to do so.


ELECTION OF DOMICILE
--------------------

For the implementation of the present lease, the Lessor elects domicile at its company head office and the Lessee, in the leased premises.

TITLE II - SPECIAL CONDITIONS


1.   DESCRIPTION
     -----------

     Building
     .....................

     1, Square Chaptal - 92300 - LEVALLOIS

     Main premises: Offices
     .....................

     Position: Ground floor in R-2

     Total area: 6,636 m2 usable

     Secondary premises
     .....................

     R.I.E.: 514 m2 usable on the ground floor
     ------

     Archives: 289 m2 usable in R-2
     --------

     Parking spaces:
     --------------
     Position: 138 spaces in the R-1 and R-2


2.   REFERENCE DATES
     ---------------

     - Date the lease takes effect: the day the present lease is signed

     - Date the premises are available:

     June 17, 1996:
     -------------

     Offices: ground floor rue Jacques Ibert wing in part (see appended map),
     -------
     all of R+1 to R+3 in all, R+4 partial (rue Jacques Ibert wing or 3,325.00 m2 usable and 104 m2 of shared or common areas (see premises shaded yellow on the appended map).

     R.I.E.: Share of 264.50 m2
     ------

     Archives and maintenance room: 95 m2 in R-2
     -----------------------------

     Parking spaces: 69 spaces in R-2
     --------------

     [handwritten:] If the date of June 13, 1996 is not respected concerning the availability of the premises listed above, the Lessor shall incur a penalty of 30,000 F per calendar day of delay.

     September 15, 1997:
     ------------------

     Entire building

     If the date of September 15, 1997 is not respected concerning the availability of the entire building, the Lessor shall incur a penalty of 10,000 F per calendar day of delay.

     - Starting date for payment of rent: October 1, 1996


3.   AUTHORIZED ACTIVITIES
     ---------------------

     The leased areas shall be used for commercial offices.

     The building is not classified in the E.R.P. category.

     The parking spaces are associated with the main activity.

4.   BASE RENT
     ---------

     4.1. UNIT ANNUAL RENT NOT INCLUDING TAXES AND [ILLEGIBLE] CHARGES:
          -------------------------------------------------------------

          $ Offices ..........................    1,800 FF/m2 usable

          $ Archives .........................       900 FF/m2 usable

          $ Share of R.I.E. ..................    1,600 FF/m2 usable

          $ Parking spaces ...................    6,500 FF/space


Although the entire building shall be available to the Lessee starting September 15, 1997, the parties agree to designate the areas used to determine the rents, as follows:


  - from June 17, 1996 to December 31, 1997:
  $ Offices ..........................    3,429 m2
  $ Archives .......................      95 m2
  $ Share of R.I.E. ....................  265 m2
  $ Parking spaces .....................  69 spaces

  - from January 1, 1997 to March 31, 1998:
  $ Offices ..........................    4,500 m2
  $ Archives .......................      195 m2
  $ Share of R.I.E. ....................  347 m2
  $ Parking spaces .....................  93 spaces

  - from April 1, 1998 to December 31, 1998:
  $ Offices ..........................     5,200 m2
  $ Archives............................  225 m2
  $ Share of R.I.E. .............         400 m2
  $ Parking spaces......................  108 spaces

  - starting January 1, 1999:
  $ Offices.............................  6,656 m2
  $ Archives .......................      289 m2
  $ R.I.E. ...........................    514 m2
  $ Parking spaces .............          138 spaces

Consequently, the annual rents shall be as indicated below:

4.2. ANNUAL RENTS FROM JUNE 17, 1996 TO DECEMBER 31, 1997
     ----------------------------------------------------


                             ANNUAL RENT    I.E. PER QUARTER
                             -----------    ----------------
Rent not including taxes    7,130,200.00 FF  1,782,550.00 FF
VAT 20.6%                   1,468,821.20 FF    367,205.30 FF
                            ---------------  ---------------
Rent including taxes        8,699,021.20 FF  2,149,755.30 FF

Given an allowance of 3 months and 14 days provided at the beginning of the lease, the first payment shall be 2,149,755.30 FF including all taxes for the period from October 1 to December 31, 1996.

4.3. ANNUAL RENTS APPLICABLE FROM JANUARY 1, 1998 TO MARCH 31, 1998
     --------------------------------------------------------------

                             ANNUAL RENT    I.E. PER QUARTER
                             -----------    ----------------
Rent not including taxes   9,435,200.00 FF   2,358,800.00 FF
VAT 20.6%                  1,943,651.20 FF     485,912.80 FF
                          ----------------   ---------------
Rent including taxes      11,378,851.20 FF   2,840,712.80 FF

4.4. ANNUAL RENTS APPLICABLE FROM APRIL 1, 1998 TO DECEMBER 31, 1998

                             ANNUAL RENT    I.E. PER QUARTER
                             -----------    ----------------
Rent not including taxes   10,904,500.00 FF  2,726,125.00 FF
VAT 20.6%                   2,246,327.20 FF    561,581.75 FF
                           ----------------  ---------------
Rent including taxes       13,150,827.20 FF  3,287,706.75 FF

4.5. ANNUAL RENTS APPLICABLE FROM JANUARY 1, 1999 TO JUNE 30, 2002
     -------------------------------------------------------------

                             ANNUAL RENT    I.E. PER QUARTER
                             -----------    ----------------
Rent not including taxes    13,960,300.00 FF  3,490,075.00 FF
VAT 20.6%                    2,875,821.80 FF    818,955.45 FF
                            ----------------  ---------------
Rent including taxes        16,836,121.80 FF  4,209,030.45 FF


An allowance equal to one-half month's rent, or 582,000 FF not including taxes, shall be applied to the rents for the first quarters of 1999, 2000, 2001 and 2002.

5. RENT PAYMENT
   ------------

   The rent is payable quarterly in advance.

   The amount shall be paid by check or bank transfer.


6. INDEXATION OF THE RENT
   ----------------------

   Reference index - INSEE Construction quarterly
   ----------------------------------------------

          -    Base index - 4th quarter 1995 - value: 1013 (latest published on the date of the present
                                                        contract)

          - Date of the first indexation: July 1, 1998, and July 1 of each year thereafter


7. TENANTS CHARGES
   ---------------

   Deposit for charges:

     Amount per quarter:

     - from July 1, 1996 to September 15, 1997:
       ---------------------------------------

     284,963 FF not including taxes, or 343,665.37 FF including all  taxes representing a participation in the tenants charges proportional to the offices leased: 3,429 m2 usable of the 6,656 m2 usable of the superstructure, or 51%.

     -starting September 15, 1997, the date on which the entire building shall
      ---------------------------
          be available to the Lessee, the Lessor pledges to consult, for information, the Lessee, which shall pay all charges concerning the general management of the building.


          The Lessor shall obtain the agreement of the Lessee for the payments for the purpose of maintenance of the building, and pledges to submit for the Lessee's information a copy of the maintenance contracts related to the maintenance and security of the premises so that the Lessee may indicate its priorities appropriate for its method of operation.

          The adjustment shall occur during the 1st quarter of the subsequent year.

          The first adjustment shall be settled on December 31, 1997.

          The Lessee shall reimburse the Lessor within a period of 15 days from the date of the request, half of the property tax and all of the tax on offices imputable to areas used in determining rents, such as listed in Article 4 above.


8.   SECURITY DEPOSIT
     ----------------

     - Corresponding to 6 months rent not including taxes and charges, or until September 14, 1997:

               3,565,100 FF
               -------------

     - And starting September 15, 1997, the date of occupancy of the entire premises, 6 months of rent calculated on the entire area of the building:

               6,980,150 FF
               ------------

     - Method of payment: by guarantee deposit by Banque PARIBAS.


9. TECHNICAL DETAILS
   -----------------

       AUTHORIZED LOAD ON THE FLOORS

       - 350Kg/m2 on each floor's floor, including walls
       - 250Kg/m2 on the floor of the archives
       - 250Kg/m2 on the parking level

10. INSURANCE
    ---------

    The building is covered by "Multi-risk Building" policy No. 6 781 932 with the U.A.P. by intermediary of:

    A.F.C.M. - 14 rue Rocher - 75008 PARIS - Tel. 40.08.19.00

11. SUBLEASE
    --------
Not to sublease the premises partially or totally, except to the companies in its group and under the following conditions:


a)   the sublease must always terminate no later than the end of the lease.

b) the sublease must be to a sublessee exclusively for the exercise of an office activity in accordance with the standing of the building.

c) for the collection of the rent, the Lessee shall be the only party know to the Lessor and guarantor of the rent of any sublessee or occupant brought by it.

d) the Lessee must impose on the sublessee the obligations resulting from the present lease. The Lessee shall be the guarantor vis-a-vis the Lessor for all the charges and obligations of the lease.

e) the sublessee may never invoke, at the end of this lease or of its renewals, or following any notice given by the Lessor, a right to direct renewal of its contract.

     It is specified that the entire premises now leased shall be considered, in the common intention of the parties, having an indivisible character in such a way that despite the exceptional and personal power of subleasing that is accorded to the Lessee, it alone has the right to invoke the benefits of the commercial property with regard to the Lessor and to pursue the renewal of its lease in its entirety.

f)   the sublessee cannot sublease the premises it occupies.

g) in the case that the rights of the Lessee are terminated by the Lessor, either judicially or amicably, and if the sublessee of the Lessee has not vacated the premises on the date of the departure of the Lessee, or if the latter did not vacate the premises on the date determined by the court decision or by any agreement reached between the parties, the Lessee shall owe the Lessor a daily penalty corresponding to 3 times the daily rent without prejudice to all additional damages accruing to the Lessor.

     In addition, the Lessee pledges to assure vis-a-vis its sublessee payment of any possible compensation of any nature whatsoever, in particular that possibly owed pursuant to the aforementioned decree governing commercial property.

h) the Lessee pledges to provide to the Lessor a true certified copy of the subleasing agreement prior to the occupancy of the sublessee.

12. SPECIAL PROVISIONS
    ------------------

     12.1 ANTICIPATED AVAILABILITY OF THE ENTIRE 4TH FLOOR:
          ------------------------------------------------

          The Lessor shall make efforts to make available to the Lessee, without taking a firm commitment on this point, the entire 4th floor, starting June 1, 1997.

          In this event, the rent applicable shall be increased, per calendar day of occupancy, and until September 15, 1997, by a sum equal to:

          Additional usable surface area:

          968.30 m2 - 351.80 m2 =                     616.50 m2

          Share of the additional common areas:
          201.76 m2 x 616.50 m2 =                      19.26 m2
          ---------------------                        --------
               6,954.70 m2
               or a usable contractual area of        635.76 m2

          635.76 m2 x 1800 m2 =                       3,135.25 FF not including
          -------------------                         V.A.T.
                  385

          or .........................................3,781.11 FF
                                                      including all taxes

12.2 WORKS
     -----

The Lessor shall participate in maintenance work defined by Lessee for a maximum fixed amount of 4,000,000 FF not including taxes, under the following conditions:

     -    the works are defined by the Lessee and its consultants,

     - the contractors' bids shall be obtained by the Lessor's Contracting Department, in consultation with the Lessee and its consultants.

     - the choice of companies and services, as well as their performance, shall be the responsibility of the Lessee and its consultants.

     - the Lessor shall execute the contracts and pay directly the companies for the work ordered by it, up to:

          -  3 MF not including taxes, as a maximum, for work performed in 1996,

          - the balance up to the total amount of 4 MF not including taxes, for work performed in 1997.

        Finally, the PABX OPUS 4000 installed in the building shall by left in place in operating condition, and shall become property of the Lessee, which shall assure its direct maintenance as of September 15, 1997.

12.3 PROVISIONS RELATED TO THE OCCUPANCY OF THE BUILDING BY THE
     ----------------------------------------------------------
     LESSEE AND BY COGEDIM UNTIL SEPTEMBER 15, 1997:
     -----------------------------------------------

The cohabitation of the Lessee and COGEDIM in the building, until September 15, 1997, shall be governed by the following provisions:

- RECEPTION AND ACCESS TO THE OFFICES:
  -----------------------------------

     - Separation of the reception area into 2 zones, by means of a device which shall be installed by the Lessor, after coordination with the Lessee.

     - Operation of the elevators; the 2 elevators on the Ibert wing are reserved for the Lessee for the ground floor and floors 1-4, while the 2 elevators on the Chaptal wing are reserved for COGEDIM for the ground floor and floors 4-7. The service elevators, located in the Ibert wing, are to be used for transporting heavy equipment (for example, a photocopier) or for moving. The service elevators can be used only in the presence o a member of IDEX, responsible for the maintenance of the building.

     - Planning of access control and its extension to the doors of emergency exits.

     - Installation of appropriate signage in the hall of the building and the parking garage, by the Lessor, in cooperation with the Lessee, and on the exterior of the building, by the Lessee, with the agreement of the Lessor.

  - TELEPHONE:
    ---------

     - The Lessee shall have a switchboard installed at its expense, which shall be connected to the PABX OPUS 4000 of the building.

  - MIXING ROOM ON THE 4TH FLOOR:
    ----------------------------

     - The mixing room on the 4th floor, located in the Ibert wing, leased to the Lessee, shall be used by the entire floor, and shall be occasionally accessible to COGEDIM.

  - REHABILITATION AFTER THE DEPARTURE OF COGEDIM:
    ---------------------------------------------

     - Starting September 15, 1997, the Lessor shall remove the devices for the separation of the reception area and the 4th floor as well as the signage and signs installed by COGEDIM. The Lessor shall resume the service of the four elevators.

12.4 ALLOWANCES APPLICABLE TO THE THIRD TRIENNIAL PERIOD:
     ---------------------------------------------------

     - An allowance equal to one month's rent, or 1,163,358 FF not including taxes, is granted to the Lessee at the beginning of the 7th and 8th years of this lease.


                                  Issued in Levallois in two originals
                                  June 4, 1996

Read and approved
[signature]                       [signature]
BUSINESS OBJECTS                  SNC FONCIERE CHAPTAL



Words crossed out:

Lines crossed out:

Words added: 40


(*) Before the signature, handwrite "READ AND APPROVED"